                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 25, 2002

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

        DELAWARE                     0-19281                    54-1163725
(State of Incorporation)      (Commission File No.)        (IRS Employer ID No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)

Item 5.  Other Events

         The AES Corporation announced earnings from recurring operations of $194 million or $.36 per share for the first quarter ended March 31. First quarter revenues rose to $2.7 billion. In the first quarter of 2001, AES reported earnings from recurring operations of $231 million, or $.43 per share and revenues of $2.5 billion.

The Company also announced that for the first quarter of 2002 parent company operating cash flow was $331 million and accordingly reached $1.3 billion for the twelve months then ended. Comparable amounts for 2001 were $180 million and $965 million, respectively.

First quarter earnings from recurring operations in 2002 exclude a net after tax charge of $(.06) per share related to the impacts of foreign currency transaction gains and losses, FAS 133, the sale of assets and the results of discontinued operations during the quarter. Including those items, per share earnings according to generally accepted accounting principles (GAAP) were $.30 per share for the first quarter of 2002 (before the cumulative effect of the change in the accounting principle related to goodwill) as compared to $.21 per share for the first quarter of 2001. The Company also recorded a provision of $(.88) per share to reflect the cumulative effect of change in the accounting principle for the impairment of goodwill effective as of January 1, 2002. This one-time charge of $473 million is required under changes in financial accounting standards that affect all U.S. companies, relates to some of the Company's operations in South America and has no effect on AES's cash or liquidity.

Other selected first quarter highlights included:

o AES attained its goal of reducing forecasted parent investments by $500 million.
o    Total assets increased to over $40 billion.
o The consolidated cash balances at the end of the first quarter amounted to approximately $1.3 billion, of which $250 million is at the parent company.
o Approximately 56% of parent company operating cash flow for the last twelve months was generated from businesses in North America.
o Earnings before tax of AES's Growth Distribution segment, representing businesses in the Caribbean, Europe, Asia, Africa and South America increased significantly to $43 million as compared to the first quarter of 2001, despite economic turmoil in Argentina.
o The Company expects to complete additional financing in the near-term associated with its soon to be completed 454 MW coal-fired plant in Puerto Rico, that will result in net financing proceeds to AES of approximately $200 million.

THE AES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED MARCH 31, 2002 AND 2001

---------------------------------------------------------------------------------
                                                           QUARTER       QUARTER
                                                            ENDED         ENDED
($ in millions, except per share amounts)                 3/31/2002     3/31/2001
---------------------------------------------------------------------------------
REVENUES:
Sales and services                                          $ 2,719     $ 2,492

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                    1,990       1,854
Selling, general and administrative expenses                     28          15
                                                            -------     -------

TOTAL OPERATING COSTS AND EXPENSES                            2,018       1,869
                                                            -------     -------
OPERATING INCOME
                                                                701         623

OTHER INCOME AND (EXPENSE):
Interest expense, net                                          (411)       (349)
Other income (expense), net                                      24         (11)
Equity in earnings of affiliates (before income tax)             29          50
Loss on sale of investment                                      (57)       --
Nonrecurring severance and transaction costs                   --           (94)
                                                            -------     -------

INCOME BEFORE INCOME TAXES
 AND MINORITY INTEREST                                          286         219

Income tax provision                                            106          65
Minority interest (income) expense                              (12)         32
                                                            -------     -------

INCOME FROM CONTINUING OPERATIONS                               192         122

Loss from operations of discontinued components
  (net of income taxes of $13 and $6, respectively)             (32)        (11)
                                                            -------     -------

INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                          160         111

Cumulative effect of accounting change (net of
  income taxes of $155)                                        (473)       --
                                                            -------     -------

NET INCOME (LOSS)                                           $  (313)    $   111
                                                            =======     =======

DILUTED EARNINGS PER SHARE:
Income from continuing operations                           $  0.36     $  0.23
Discontinued operations                                       (0.06)      (0.02)
Cumulative effect of accounting change                        (0.88)       --
                                                            -------     -------
Total                                                       $ (0.58)    $  0.21
                                                            =======     =======

Diluted weighted average
  shares outstanding (in millions)                              541         544
                                                            =======     =======


THE AES CORPORATION  ---  SUPPLEMENTAL SCHEDULE

Reconciliation of GAAP Net Income before discontinued operations and accounting change to Net Income excluding Brazil, Argentina and Venezuela foreign currency effects, effects of FAS No. 133 and nonrecurring items.

FOR THE PERIODS ENDED MARCH 31, 2002 AND 2001      -          -  -         - -


---------------------------------------------------------------------------------------------------------

                                                         ($ in millions, except per share amounts)

                                                 ----------------------------   -------------------------
                                                   QUARTER ENDED 3/31/2002       QUARTER ENDED 3/31/2001
                                                 ---------------------------    -------------------------
                                                                AMOUNT PER                   AMOUNT PER
                                                 AMOUNT           SHARE         AMOUNT         SHARE
                                                 ------         -----------     ------       -----------
NET INCOME BEFORE DISCONTINUED OPERATIONS
   AND ACCOUNTING CHANGE                          $ 192         $ 0.36         $ 122           $ 0.23

SOUTH AMERICA FOREIGN CURRENCY TRANSACTION
   LOSSES, NET (1)                                   27           0.05            52             0.10

MARK TO MARKET GAINS FROM FAS NO. 133 (2)           (75)         (0.14)           (4)           (0.01)

LOSS ON SALE OF INVESTMENT (3)                       50           0.09            --              --

TRANSACTION AND SEVERANCE COSTS RELATED TO
   IPALCO TRANSACTION                                --            --             61             0.11
                                                  -----         -------         -----         -------


NET INCOME FROM RECURRING OPERATIONS              $ 194         $ 0.36         $ 231           $ 0.43
                                                  =====         =======         =====         =======

DILUTED WEIGHTED SHARES
   OUTSTANDING (IN MILLIONS)
                                                                   541                            558
                                                                =======                       =======

(1) South America foreign currency transaction losses, net, consist of the following in 2002: a loss of approximately $10 million after income tax, or $0.02 per share, from Brazil; a loss of approximately $82 million after income tax, or $0.15 per share, from Argentina; and a gain of approximately $65 million after income tax, or $0.12 per share, from Venezuela. For 2001, South America foreign currency transaction losses, net, consist of the following: a loss of approximately $59 million after income tax, or $0.11 per share, from Brazil, and a gain of approximately $7 million after income tax, or $0.01 per share, from Venezuela.

(2) Mark to market gains from FAS No. 133 consist of the following in 2002: a gain of approximately $9 million after income tax, or $0.02 per share, from interest rate instruments, a gain of approximately $4 million after income tax, or $0.01 per share, from foreign exchange rate instruments, and a gain of $62 million after income tax, or $0.11 per share, from commodity contracts. For 2001, mark to market gains from FAS No. 133 consist of the following: a loss of approximately $16 million after income tax, or $0.03 per share, from interest rate instruments, a gain of approximately $15 million after income tax, or $0.03 per share, from foreign exchange rate instruments, and a gain of approximately $5 million after income tax, or $0.01 per share, from commodity contracts.

(3) Loss on sale of investment relates to the loss realized, net of income tax, on the sale of CANTV shares in March 2002.

BUSINESS SEGMENT RESULTS

AES's business segments, which include Contract Generation, Large Utilities, Competitive Supply and Growth Distribution generated combined income from recurring operations before income taxes (EBT) of $ 419 million for the first quarter of 2002 as compared to $490 million during the same period last year.

CONTRACT GENERATION
Contract Generation consists of our power plants located around the world that have contractually limited their exposure to commodity price risks (primarily electricity prices) for a period of at least five years and for 75% or more of their expected output capacity.

For the first quarter of 2002, Contract Generation revenues were $641 million and represented 24% of total revenues for the quarter. The most significant contributions continued to be from North and South America, which in aggregate comprised 63% of Contract Generation revenue for the quarter. Revenues were enhanced with the addition of a global mix of new businesses totaling 2,002 MW (added subsequent to the first quarter of 2001), including Ironwood in Pennsylvania (705 MW natural gas), Ebute in Nigeria (290 MW gas), Medina Valley in Illinois (47 MW natural gas), Haripur in Bangladesh (360 MW natural gas) and Kelvin in South Africa (600 MW coal).

The operating margin (as a percentage of sales) for our Contract Generation segment showed continued and growing strength at 42% in the first quarter of 2002, with stronger margins at the Gener plants in Chile, Kilroot in Northern Ireland, Tisza in Hungary, Lal Pir and Pak Gen in Pakistan and Jiaozuo in China. Also, better than segment average margin percentages resulted from several new businesses, including Ironwood, Ebute and Haripur.

As a result, Contract Generation delivered $176 million of EBT (or 42% of the total) for the first quarter of 2002, a slight increase from 2001 first quarter EBT of $168 million (or 34%). The margin improvements across the several businesses mentioned above in 2002 were offset by Tiete in Brazil due to lower demand resulting from the effects of power rationing (which ended in mid-March
2002) and from Thames in Connecticut, because of contractual price decreases in 2002 as compared to 2001.

COMPETITIVE SUPPLY
Competitive Supply consists of our power plants and retail supply businesses that sell electricity directly to wholesale and retail customers in competitive markets and as a result are generally more sensitive to fluctuations in the market price of electricity, natural gas and coal, in particular.

For the first quarter of 2002, revenues for this segment were $737 million and represented 27% of total revenues for the quarter. The most significant contributions continued to be from the competitive markets of North America and Europe, which in aggregate comprised 86% of Competitive Supply revenue for the quarter. Growth in revenues was approximately 6% and was driven primarily by a significant increase at NewEnergy, our competitive retail supplier of commercial and industrial electricity customers, where revenues doubled over first quarter 2001 along with increases associated with new businesses at Ottana in Italy (140 MW oil) and Delano in California (50 MW gas).

The operating margin (as a percentage of sales) for our Competitive Supply segment was 17% in the first quarter of 2002, with significant progress in margins reflected in the retail component, primarily NewEnergy. These improvements were slightly outweighed by lower competitive wholesale electricity prices in some regions due to the devaluation of the peso in Argentina, a mild winter in the Northeastern U.S. and lower prices created by excess generating capacity in the U.K.

As a result, and notwithstanding lower wholesale prices in several regions during the first quarter of 2002, Competitive Supply, with the strength of the retail component, generated $60 million of EBT (or 14% of the total) for the first quarter of 2002, a variation from the 2001 first quarter EBT of $80 million (or 16%).

LARGE UTILITIES
The Large Utilities segment is comprised of our five large integrated utilities that serve over 11 million customers in North America, the Caribbean and South America. Businesses include IPALCO in Indiana, CILCORP in Illinois, EDC in Venezuela along with CEMIG (an equity affiliate) and Eletropaulo in Brazil.

For the first quarter of 2002, revenues for this segment were nearly $1 billion at $975 million and represented 36% of total revenues for the quarter. The significant increase in revenues of 39% resulted from consolidating the results of Eletropaulo (serving Sao Paulo, Brazil) beginning in February 2002 when AES acquired control of that business with a 70% ownership interest (increased from 50% prior to that date when Eletropaulo was treated as an equity affiliate). Mild weather dampened comparable revenues in our North American large utilities.

The operating margin (as a percentage of sales) was 26% and benefited from improvements at IPALCO during the quarter resulting from cost reductions and efficiency improvements since AES's acquisition in March 2001.

Large Utilities generated $140 million of EBT (or 34% of the total) for the first quarter of 2002, down from 2001 first quarter EBT of $242 million (or 50%). The reduction in first quarter 2002 results from reduced contributions (after associated interest costs) from Eletropaulo and CEMIG (an equity method affiliate serving Minais Gerais, Brazil) that arise primarily from reduced demand because of power rationing in Brazil through mid-March 2002.

GROWTH DISTRIBUTION
Our Growth Distribution businesses showed strengthened profitability during the first quarter of 2002. This segment, serving over 5 million customers consists of electricity distribution companies that are generally located in developing countries or regions where the demand for electricity is expected to grow at a rate higher than in more developed regions.

For the first quarter of 2002, revenues were $366 million and represented 13% of total revenues for the quarter. The most significant contributions continued to be from the Caribbean and South America, which in aggregate comprised 75% of growth Distribution revenue for the quarter.

Growth Distribution revenues increased at Sul in Brazil and Telasi in Georgia as well as from new distribution companies including Sonel in Cameroon and Kievoblenergo and Rivnooblenergo in Ukraine. These increases were offset by reductions in Argentina because of the devaluation of the Argentine peso and the change to an equity affiliate at Cesco in India in the third quarter of 2001.

The operating margin (as a percentage of sales) was 22% and showed growing strength and improvement across most of the segment, particularly at Sul, Telasi and Ede Este, offset only by reductions from the Argentine businesses.

As a result, Growth Distribution generated $43 million of EBT (or 10% of the total) for the first quarter of 2002, a significant increase from breakeven in the first quarter of 2001.

THE AES CORPORATION  ---  SUPPLEMENTAL DATA

                                     -----------------------2001--------------------------- --2002--
                                      1ST QTR  2ND QTR    3RD QTR     4TH QTR     YEAR       1ST QTR
                                     --------  -------    -------     -------     ----       -------
GEOGRAPHIC - % of Total
 NORTH AMERICA
 Revenues                               38%      37%        44%         37%        39%         35%
 Income before Taxes (1)                41%      29%        58%         40%        42%         39%

 CARIBBEAN (2)
 Revenues                               21%      22%        19%         17%        20%         15%
 Income before Taxes (1)                17%      29%        14%         27%        21%         11%

 SOUTH AMERICA
 Revenues                               17%      20%        17%         21%        19%         28%
 Income before Taxes (1)                34%      37%        20%         22%        29%         24%

 EUROPE/AFRICA
 Revenues                               16%      14%        17%         20%        17%         17%
 Income before Taxes (1)                 4%      (2)%        1%          6%         2%         15%

 ASIA
 Revenues                                8%       7%         3%          5%         5%          5%
 Income before Taxes (1)                 4%       7%         7%          5%         6%         11%


SEGMENTS - % of Total
 CONTRACT GENERATION
 Revenues                               28%      28%        26%         26%        27%         24%
 Operating Margin (3)                   38%      37%        30%         45%        38%         37%
 Income before Taxes (1)                34%      22%        20%         58%        33%         42%

 COMPETITIVE SUPPLY
 Revenues                               28%      27%        33%         30%        29%         27%
 Operating Margin (3)                   26%      17%        24%         15%        21%         17%
 Income before Taxes (1)                16%       4%        22%         3%         12%         14%

 LARGE UTILITIES
 Revenues                               28%      27%        27%         23%        26%         36%
 Operating Margin (3)                   31%      37%        36%         26%        32%         35%
 Income before Taxes (1)                50%      71%        58%         18%        50%         34%

 GROWTH DISTRIBUTION BUSINESSES
 Revenues                               16%      18%        14%         21%        18%         13%
 Operating Margin (3)                    5%       9%        10%         14%         9%         11%
 Income before Taxes (1)                --        3%        --          21%         5%         10%


FINANCIAL HIGHLIGHTS - $ in millions, except Total Assets in billions
 Revenues                            $2,492   $2,187     $2,261      $2,347     $9,287      $2,719
 Gross Margin Percentage                26%      21%        23%         29%        25%         27%
 Income before Taxes (1)               $490     $412       $374        $357     $1,633        $419
 Net Income Excluding
   Extraordinary and Other Items (4)   $231     $178       $158        $159       $726        $194
 Total Assets (billions)                $36      $36        $36         $37        $37         $40
 Deprec./Amort.                        $204     $210       $222        $221       $857        $192


 (1) Income before taxes excludes the Corporate and Business Development segment. The following items are included in the Corporate and Business Development segment: corporate interest, other corporate costs, business development expenses, Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.
 (2) Includes Venezuela and
 Colombia.
 (3) Operating Margin is revenues reduced by cost of sales, depreciation and amortization and other operating expenses.
 (4) Net Income excludes Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.

                               THE AES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        MARCH 31,2002 AND DECEMBER 31, 2001


($ in millions)                                             March 31, 2002   December 31, 2001
                                                            ---------------   -----------------
 ASSETS:
 CURRENT ASSETS:
 Cash and cash equivalents                                     $  1,313         $    922
 Short term investments
                                                                    573              588
 Accounts receivable, net of reserves of $443 and $247,
   respectively                                                   1,987            1,582
 Inventory                                                          550              625
 Receivable from affiliates                                           9               10
 Deferred income taxes                                              289              260
 Prepaid expenses and other assets                                1,136              606
 Current assets of discontinued operations                           52               59
                                                                -------         --------
  Total current assets                                            5,909            4,652

 PROPERTY, PLANT AND EQUIPMENT:
 Land                                                             1,004              580
 Electric generation and distribution assets                     23,765           21,263
 Accumulated depreciation                                        (4,337)          (3,312)
 Construction in progress                                         4,794            4,729
                                                                -------         --------
  Property, plant and equipment, net                             25,226           23,260

 OTHER ASSETS:
 Deferred financing costs, net                                      435              477
 Project development costs                                           64               68
 Investment in and advances to affiliates                         1,737            3,100
 Debt service reserves and other deposits                           396              474
 Goodwill, net                                                    3,105            3,208
 Long-term assets of discontinued operations                        247              427
 Other assets                                                     3,082            1,069
                                                                -------         --------
  Total other assets                                              9,066            8,823
                                                                -------         --------

    TOTAL ASSETS                                               $ 40,201         $ 36,735
                                                                -------         --------
                                                                -------         --------

LIABILITIES & STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accounts payable                                              $  1,388         $    816
 Accrued interest                                                   379              283
 Accrued and other liabilities                                    1,488            1,181
 Current liabilities of discontinued operations                     240               89
 Recourse debt-current portion                                      425              488
 Non-recourse debt-current portion                                3,526            2,184
                                                                -------         --------
  Total current liabilities                                       7,446            5,041

 LONG-TERM LIABILITIES
 Recourse debt                                                    5,351            4,912
 Non-recourse debt                                               15,268           14,545
 Deferred income taxes                                            2,051            1,905
 Long-term liabilities of discontinued operations                     8              286
 Other long-term liabilities                                      3,570            1,999
                                                                 -------         --------
   Total long-term liabilities                                   26,248           23,647

 MINORITY INTEREST                                                1,270            1,530
 COMPANY OBLIGATED CONVERTIBLE MANDATORILY REDEEMABLE
  PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING
  SOLELY JUNIOR SUBORDINATED DEBENTURES OF AES                      978              978

 STOCKHOLDERS' EQUITY:
 Common stock                                                         5                5
 Additional paid-in capital                                       5,232            5,225
 Retained earnings                                                2,496            2,809
 Accumulated other comprehensive loss                            (3,474)          (2,500)
                                                                -------         --------
  Total stockholders' equity                                      4,259            5,539
                                                                -------         --------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 40,201         $ 36,735
                                                                -------         --------
                                                                -------         --------


                               THE AES CORPORATION
                 CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA
                                 ($ in billions)


                              MARCH 31,     DECEMBER 31,
CAPITALIZATION:                 2002           2001
                              ----------    -----------
Recourse debt                   $ 5.78         $ 5.40
Non-recourse debt                18.79          16.73
                                ------         ------
Total debt                       24.57          22.13

Preferred Securities              0.98           0.98

Minority Interest                 1.27           1.53

Stockholders' equity              4.26           5.54
                                ------         ------
Total capitalization            $31.08         $30.18
                                ======         ======



SELECTED BALANCE SHEET DATA BY GEOGRAPHIC REGION:

                            PROPERTY, PLANT     TOTAL       NON-RECOURSE
MARCH 31, 2002                & EQUIPMENT       ASSETS          DEBT
                              --------------------------------------------------
North America                      30%            25%            28%
Caribbean                          19%            17%            17%
South America                      25%            34%            35%
Europe/Africa                      19%            16%            15%
Asia                                7%             7%             5%
Discontinued operations            --             --             --
Corporate                          --              1%            --

DECEMBER 31, 2001
North America                      32%            27%            31%
Caribbean                          20%            19%            19%
South America                      20%            28%            27%
Europe/Africa                      22%            18%            18%
Asia                                6%             6%             5%
Discontinued operations            --              1%            --
Corporate                          --              1%            --


SELECTED BALANCE SHEET DATA BY LINE OF BUSINESS:

                                  PROPERTY, PLANT      TOTAL      NON-RECOURSE
MARCH 31, 2002                      & EQUIPMENT        ASSETS        DEBT
                                  ---------------      ------    -------------

Contract Generation                       33%            31%            34%
Competitive Supply                        30%            24%            22%
Large Utilities                           30%            36%            37%
Growth Distribution Businesses             7%             8%             7%
Discontinued operations                   --             --             --
Corporate                                 --              1%

DECEMBER 31, 2001
Contract Generation                       36%            33%            38%
Competitive Supply                        34%            28%            24%
Large Utilities                           21%            25%            30%
Growth Distribution Businesses             9%            12%             8%
Discontinued operations                   --              1%            --
Corporate                                 --              1%            --

Item 9.  Regulation FD Disclosure

         On April 25, 2002, The AES Corporation issued its press release for the first quarter of 2002, which is presented below and incorporated herein by reference.

                              FOR IMMEDIATE RELEASE

 AES REPORTS FIRST QUARTER EARNINGS OF $0.36 PER SHARE FROM RECURRING OPERATIONS

     Revenues Rise to $2.7 Billion; Year on Year Parent Operating Cash Flow
                          Increases 36% to $1.3 Billion

                  Net Income is $.30 per share before charge of
             $(.88) per share for change in Accounting for Goodwill

------------------------------------------------------------------------
ARLINGTON, VA, APRIL 25, 2002 -- The AES Corporation (NYSE: AES), the Global Power Company with assets exceeding $40 billion, today announced earnings from recurring operations of $194 million or $.36 per share for the first quarter ended March 31. First quarter revenues rose to $2.7 billion. In the first quarter of 2001, AES reported earnings from recurring operations of $231 million, or $.43 per share and revenues of $2.5 billion.

The Company also announced that for the first quarter of 2002 parent company operating cash flow was $331 million and accordingly reached $1.3 billion for the twelve months then ended. Comparable amounts for 2001 were $180 million and $965 million, respectively.

First quarter earnings from recurring operations in 2002 exclude a net after tax charge of $(.06) per share related to the impacts of foreign currency transaction gains and losses, FAS 133, the sale of assets and the results of discontinued operations during the quarter. Including those items, per share earnings according to generally accepted accounting principles (GAAP) were $.30 per share for the first quarter of 2002 (before the cumulative effect of the change in the accounting principle related to goodwill) as compared to $.21 per share for the first quarter of 2001. The Company also recorded a provision of $(.88) per share to reflect the cumulative effect of change in the accounting principle for the impairment of goodwill effective as of January 1, 2002. This one-time charge of $473 million is required under changes in financial accounting standards that affect all U.S. companies, relates to some of the Company's operations in South America and has no effect on AES's cash or liquidity.

Dennis W. Bakke, President and Chief Executive Officer, commented, "We are encouraged by the resilience of AES's global portfolio during the first quarter. Earnings and operating cash flow for the period were ahead of our expectations. This performance was achieved despite adverse weather conditions, low wholesale electricity prices in the U.S. and Great Britain and economic and political instability in South America. Significant progress was also made to improve the efficiency of our operations around the world and to increase our financial flexibility and balance sheet strength. Additionally, we are ahead of our goal of reducing operating expenses worldwide by over $100 million in 2002. With a sustainable and diversified strategy, AES is performing on its promise to profitably deliver safe, clean, reliable, and reasonably priced electricity in the global marketplace."

Barry J. Sharp, Chief Financial Officer added, "Our cash flow for the quarter was on target and we are on track to exceed our cash flow and liquidity expectations for 2002. By reducing operating costs and improving operating cash flow, executing the additional financing in Puerto Rico, significantly reducing parent investments and completing our expected sale of CILCORP, we will continue to strengthen the liquidity of the Company."

Other selected first quarter highlights included:

o AES attained its goal of reducing forecasted parent investments by $500 million.
o    Total assets increased to over $40 billion.
o The consolidated cash balances at the end of the first quarter amounted to approximately $1.3 billion, of which $250 million is at the parent company.
o Approximately 56% of parent company operating cash flow for the last twelve months was generated from businesses in North America.
o Earnings before tax of AES's Growth Distribution segment, representing businesses in the Caribbean, Europe, Asia, Africa and South America increased significantly to $43 million as compared to the first quarter of 2001, despite economic turmoil in Argentina.
o The Company expects to complete additional financing in the near-term associated with its soon to be completed 454 MW coal-fired plant in Puerto Rico, that will result in net financing proceeds to AES of approximately $200 million.

AES also announced that it currently expects earnings from recurring operations for 2002 to be between $1.35 and $1.45 per share. This estimate reflects reductions from including the estimated impacts of recent decisions that have positive effects on liquidity but that have near-term negative impacts on earnings (such as additional financing at Puerto Rico), the estimated operating losses of the Company's operations in Argentina (that were previously excluded) and continued lower pricing in wholesale merchant markets. The estimate excludes the potential impacts of foreign currency transaction gains and losses, FAS 133, the sale of assets and the results of discontinued operations during the year, as well as the cumulative effect of change in the accounting principle for goodwill.

This information will be discussed on a conference call to be held today, Thursday April 25, 2002, at 8:00 am (Eastern). You may access the call via a live webcast which will be available online at http://www.aes.com under the Investor Relations section. This webcast will be available online until Friday, May 3, 2002. Also, a telephonic replay of the call will be available from approx. 10:30 am on Thursday, April 25, until 6:00 pm on Friday, May 3 (Eastern
Time). Please dial (800) 633 8284. The system will ask for a reservation number, please enter 20449295 followed by the pound key #. International callers should dial (858) 812 6440.

AES is a leading global power company comprised of competitive generation, distribution and retail supply businesses in Argentina, Australia, Bangladesh, Brazil, Cameroon, Canada, Chile, China, Colombia, Czech Republic, Dominican Republic, El Salvador, Georgia, Germany, Hungary, India, Italy, Kazakhstan, the Netherlands, Nigeria, Mexico, Oman, Pakistan, Panama, Qatar, Sri Lanka, Tanzania, Uganda, Ukraine, the United Kingdom, the United States and Venezuela.

The company's generating assets include interests in 181 facilities totaling over 63 gigawatts of capacity. AES's electricity distribution network has over 946,000 km of conductor and associated rights of way and sells over 135,000 gigawatt hours per year to over 19 million end-use customers.

AES is dedicated to providing electricity worldwide in a socially responsible way.

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results are discussed in AES's filings with the Securities and Exchange Commission, and readers are encouraged to read those filings to learn more about the risk factors associated with AES's businesses.

                                    * * * * *

For more general information visit our web site at www.aes.com or contact investor relations at investing@aes.com.

THE AES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED MARCH 31, 2002 AND 2001

---------------------------------------------------------------------------------
                                                           QUARTER       QUARTER
                                                            ENDED         ENDED
($ in millions, except per share amounts)                 3/31/2002     3/31/2001
---------------------------------------------------------------------------------
REVENUES:
Sales and services                                          $ 2,719     $ 2,492

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                    1,990       1,854
Selling, general and administrative expenses                     28          15
                                                            -------     -------

TOTAL OPERATING COSTS AND EXPENSES                            2,018       1,869
                                                            -------     -------
OPERATING INCOME
                                                                701         623

OTHER INCOME AND (EXPENSE):
Interest expense, net                                          (411)       (349)
Other income (expense), net                                      24         (11)
Equity in earnings of affiliates (before income tax)             29          50
Loss on sale of investment                                      (57)       --
Nonrecurring severance and transaction costs                   --           (94)
                                                            -------     -------

INCOME BEFORE INCOME TAXES
 AND MINORITY INTEREST                                          286         219

Income tax provision                                            106          65
Minority interest (income) expense                              (12)         32
                                                            -------     -------

INCOME FROM CONTINUING OPERATIONS                               192         122

Loss from operations of discontinued components
  (net of income taxes of $13 and $6, respectively)             (32)        (11)
                                                            -------     -------

INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                          160         111

Cumulative effect of accounting change (net of
  income taxes of $155)                                        (473)       --
                                                            -------     -------

NET INCOME (LOSS)                                           $  (313)    $   111
                                                            =======     =======

DILUTED EARNINGS PER SHARE:
Income from continuing operations                           $  0.36     $  0.23
Discontinued operations                                       (0.06)      (0.02)
Cumulative effect of accounting change                        (0.88)       --
                                                            -------     -------
Total                                                       $ (0.58)    $  0.21
                                                            =======     =======

Diluted weighted average
  shares outstanding (in millions)                              541         544
                                                            =======     =======


THE AES CORPORATION  ---  SUPPLEMENTAL SCHEDULE

Reconciliation of GAAP Net Income before discontinued operations and accounting change to Net Income excluding Brazil, Argentina and Venezuela foreign currency effects, effects of FAS No. 133 and nonrecurring items.

FOR THE PERIODS ENDED MARCH 31, 2002 AND 2001      -          -  -         - -


---------------------------------------------------------------------------------------------------------

                                                         ($ in millions, except per share amounts)

                                                 ----------------------------   -------------------------
                                                   QUARTER ENDED 3/31/2002       QUARTER ENDED 3/31/2001
                                                 ---------------------------    -------------------------
                                                                AMOUNT PER                   AMOUNT PER
                                                 AMOUNT           SHARE         AMOUNT         SHARE
                                                 ------         -----------     ------       -----------
NET INCOME BEFORE DISCONTINUED OPERATIONS
   AND ACCOUNTING CHANGE                          $ 192         $ 0.36         $ 122           $ 0.23

SOUTH AMERICA FOREIGN CURRENCY TRANSACTION
   LOSSES, NET (1)                                   27           0.05            52             0.10

MARK TO MARKET GAINS FROM FAS NO. 133 (2)           (75)         (0.14)           (4)           (0.01)

LOSS ON SALE OF INVESTMENT (3)                       50           0.09            --              --

TRANSACTION AND SEVERANCE COSTS RELATED TO
   IPALCO TRANSACTION                                --            --             61             0.11
                                                  -----         -------         -----         -------


NET INCOME FROM RECURRING OPERATIONS              $ 194         $ 0.36         $ 231           $ 0.43
                                                  =====         =======         =====         =======

DILUTED WEIGHTED SHARES
   OUTSTANDING (IN MILLIONS)
                                                                   541                            558
                                                                =======                       =======

(1) South America foreign currency transaction losses, net, consist of the following in 2002: a loss of approximately $10 million after income tax, or $0.02 per share, from Brazil; a loss of approximately $82 million after income tax, or $0.15 per share, from Argentina; and a gain of approximately $65 million after income tax, or $0.12 per share, from Venezuela. For 2001, South America foreign currency transaction losses, net, consist of the following: a loss of approximately $59 million after income tax, or $0.11 per share, from Brazil, and a gain of approximately $7 million after income tax, or $0.01 per share, from Venezuela.

(2) Mark to market gains from FAS No. 133 consist of the following in 2002: a gain of approximately $9 million after income tax, or $0.02 per share, from interest rate instruments, a gain of approximately $4 million after income tax, or $0.01 per share, from foreign exchange rate instruments, and a gain of $62 million after income tax, or $0.11 per share, from commodity contracts. For 2001, mark to market gains from FAS No. 133 consist of the following: a loss of approximately $16 million after income tax, or $0.03 per share, from interest rate instruments, a gain of approximately $15 million after income tax, or $0.03 per share, from foreign exchange rate instruments, and a gain of approximately $5 million after income tax, or $0.01 per share, from commodity contracts.

(3) Loss on sale of investment relates to the loss realized, net of income tax, on the sale of CANTV shares in March 2002.

BUSINESS SEGMENT RESULTS

AES's business segments, which include Contract Generation, Large Utilities, Competitive Supply and Growth Distribution generated combined income from recurring operations before income taxes (EBT) of $ 419 million for the first quarter of 2002 as compared to $490 million during the same period last year.

CONTRACT GENERATION
Contract Generation consists of our power plants located around the world that have contractually limited their exposure to commodity price risks (primarily electricity prices) for a period of at least five years and for 75% or more of their expected output capacity.

For the first quarter of 2002, Contract Generation revenues were $641 million and represented 24% of total revenues for the quarter. The most significant contributions continued to be from North and South America, which in aggregate comprised 63% of Contract Generation revenue for the quarter. Revenues were enhanced with the addition of a global mix of new businesses totaling 2,002 MW (added subsequent to the first quarter of 2001), including Ironwood in Pennsylvania (705 MW natural gas), Ebute in Nigeria (290 MW gas), Medina Valley in Illinois (47 MW natural gas), Haripur in Bangladesh (360 MW natural gas) and Kelvin in South Africa (600 MW coal).

The operating margin (as a percentage of sales) for our Contract Generation segment showed continued and growing strength at 42% in the first quarter of 2002, with stronger margins at the Gener plants in Chile, Kilroot in Northern Ireland, Tisza in Hungary, Lal Pir and Pak Gen in Pakistan and Jiaozuo in China. Also, better than segment average margin percentages resulted from several new businesses, including Ironwood, Ebute and Haripur.

As a result, Contract Generation delivered $176 million of EBT (or 42% of the total) for the first quarter of 2002, a slight increase from 2001 first quarter EBT of $168 million (or 34%). The margin improvements across the several businesses mentioned above in 2002 were offset by Tiete in Brazil due to lower demand resulting from the effects of power rationing (which ended in mid-March
2002) and from Thames in Connecticut, because of contractual price decreases in 2002 as compared to 2001.

COMPETITIVE SUPPLY
Competitive Supply consists of our power plants and retail supply businesses that sell electricity directly to wholesale and retail customers in competitive markets and as a result are generally more sensitive to fluctuations in the market price of electricity, natural gas and coal, in particular.

For the first quarter of 2002, revenues for this segment were $737 million and represented 27% of total revenues for the quarter. The most significant contributions continued to be from the competitive markets of North America and Europe, which in aggregate comprised 86% of Competitive Supply revenue for the quarter. Growth in revenues was approximately 6% and was driven primarily by a significant increase at NewEnergy, our competitive retail supplier of commercial and industrial electricity customers, where revenues doubled over first quarter 2001 along with increases associated with new businesses at Ottana in Italy (140 MW oil) and Delano in California (50 MW gas).

The operating margin (as a percentage of sales) for our Competitive Supply segment was 17% in the first quarter of 2002, with significant progress in margins reflected in the retail component, primarily NewEnergy. These improvements were slightly outweighed by lower competitive wholesale electricity prices in some regions due to the devaluation of the peso in Argentina, a mild winter in the Northeastern U.S. and lower prices created by excess generating capacity in the U.K.

As a result, and notwithstanding lower wholesale prices in several regions during the first quarter of 2002, Competitive Supply, with the strength of the retail component, generated $60 million of EBT (or 14% of the total) for the first quarter of 2002, a variation from the 2001 first quarter EBT of $80 million (or 16%).

LARGE UTILITIES
The Large Utilities segment is comprised of our five large integrated utilities that serve over 11 million customers in North America, the Caribbean and South America. Businesses include IPALCO in Indiana, CILCORP in Illinois, EDC in Venezuela along with CEMIG (an equity affiliate) and Eletropaulo in Brazil.

For the first quarter of 2002, revenues for this segment were nearly $1 billion at $975 million and represented 36% of total revenues for the quarter. The significant increase in revenues of 39% resulted from consolidating the results of Eletropaulo (serving Sao Paulo, Brazil) beginning in February 2002 when AES acquired control of that business with a 70% ownership interest (increased from 50% prior to that date when Eletropaulo was treated as an equity affiliate). Mild weather dampened comparable revenues in our North American large utilities.

The operating margin (as a percentage of sales) was 26% and benefited from improvements at IPALCO during the quarter resulting from cost reductions and efficiency improvements since AES's acquisition in March 2001.

Large Utilities generated $140 million of EBT (or 34% of the total) for the first quarter of 2002, down from 2001 first quarter EBT of $242 million (or 50%). The reduction in first quarter 2002 results from reduced contributions (after associated interest costs) from Eletropaulo and CEMIG (an equity method affiliate serving Minais Gerais, Brazil) that arise primarily from reduced demand because of power rationing in Brazil through mid-March 2002.

GROWTH DISTRIBUTION
Our Growth Distribution businesses showed strengthened profitability during the first quarter of 2002. This segment, serving over 5 million customers consists of electricity distribution companies that are generally located in developing countries or regions where the demand for electricity is expected to grow at a rate higher than in more developed regions.

For the first quarter of 2002, revenues were $366 million and represented 13% of total revenues for the quarter. The most significant contributions continued to be from the Caribbean and South America, which in aggregate comprised 75% of growth Distribution revenue for the quarter.

Growth Distribution revenues increased at Sul in Brazil and Telasi in Georgia as well as from new distribution companies including Sonel in Cameroon and Kievoblenergo and Rivnooblenergo in Ukraine. These increases were offset by reductions in Argentina because of the devaluation of the Argentine peso and the change to an equity affiliate at Cesco in India in the third quarter of 2001.

The operating margin (as a percentage of sales) was 22% and showed growing strength and improvement across most of the segment, particularly at Sul, Telasi and Ede Este, offset only by reductions from the Argentine businesses.

As a result, Growth Distribution generated $43 million of EBT (or 10% of the total) for the first quarter of 2002, a significant increase from breakeven in the first quarter of 2001.

THE AES CORPORATION  ---  SUPPLEMENTAL DATA

                                     -----------------------2001--------------------------- --2002--
                                      1ST QTR  2ND QTR    3RD QTR     4TH QTR     YEAR       1ST QTR
                                     --------  -------    -------     -------     ----       -------
GEOGRAPHIC - % of Total
 NORTH AMERICA
 Revenues                               38%      37%        44%         37%        39%         35%
 Income before Taxes (1)                41%      29%        58%         40%        42%         39%

 CARIBBEAN (2)
 Revenues                               21%      22%        19%         17%        20%         15%
 Income before Taxes (1)                17%      29%        14%         27%        21%         11%

 SOUTH AMERICA
 Revenues                               17%      20%        17%         21%        19%         28%
 Income before Taxes (1)                34%      37%        20%         22%        29%         24%

 EUROPE/AFRICA
 Revenues                               16%      14%        17%         20%        17%         17%
 Income before Taxes (1)                 4%      (2)%        1%          6%         2%         15%

 ASIA
 Revenues                                8%       7%         3%          5%         5%          5%
 Income before Taxes (1)                 4%       7%         7%          5%         6%         11%


SEGMENTS - % of Total
 CONTRACT GENERATION
 Revenues                               28%      28%        26%         26%        27%         24%
 Operating Margin (3)                   38%      37%        30%         45%        38%         37%
 Income before Taxes (1)                34%      22%        20%         58%        33%         42%

 COMPETITIVE SUPPLY
 Revenues                               28%      27%        33%         30%        29%         27%
 Operating Margin (3)                   26%      17%        24%         15%        21%         17%
 Income before Taxes (1)                16%       4%        22%         3%         12%         14%

 LARGE UTILITIES
 Revenues                               28%      27%        27%         23%        26%         36%
 Operating Margin (3)                   31%      37%        36%         26%        32%         35%
 Income before Taxes (1)                50%      71%        58%         18%        50%         34%

 GROWTH DISTRIBUTION BUSINESSES
 Revenues                               16%      18%        14%         21%        18%         13%
 Operating Margin (3)                    5%       9%        10%         14%         9%         11%
 Income before Taxes (1)                --        3%        --          21%         5%         10%


FINANCIAL HIGHLIGHTS - $ in millions, except Total Assets in billions
 Revenues                            $2,492   $2,187     $2,261      $2,347     $9,287      $2,719
 Gross Margin Percentage                26%      21%        23%         29%        25%         27%
 Income before Taxes (1)               $490     $412       $374        $357     $1,633        $419
 Net Income Excluding
   Extraordinary and Other Items (4)   $231     $178       $158        $159       $726        $194
 Total Assets (billions)                $36      $36        $36         $37        $37         $40
 Deprec./Amort.                        $204     $210       $222        $221       $857        $192


 (1) Income before taxes excludes the Corporate and Business Development segment. The following items are included in the Corporate and Business Development segment: corporate interest, other corporate costs, business development expenses, Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.
 (2) Includes Venezuela and
 Colombia.
 (3) Operating Margin is revenues reduced by cost of sales, depreciation and amortization and other operating expenses.
 (4) Net Income excludes Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.

                               THE AES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        MARCH 31,2002 AND DECEMBER 31, 2001


($ in millions)                                             March 31, 2002   December 31, 2001
                                                            ---------------   -----------------
 ASSETS:
 CURRENT ASSETS:
 Cash and cash equivalents                                     $  1,313         $    922
 Short term investments
                                                                    573              588
 Accounts receivable, net of reserves of $443 and $247,
   respectively                                                   1,987            1,582
 Inventory                                                          550              625
 Receivable from affiliates                                           9               10
 Deferred income taxes                                              289              260
 Prepaid expenses and other assets                                1,136              606
 Current assets of discontinued operations                           52               59
                                                                -------         --------
  Total current assets                                            5,909            4,652

 PROPERTY, PLANT AND EQUIPMENT:
 Land                                                             1,004              580
 Electric generation and distribution assets                     23,765           21,263
 Accumulated depreciation                                        (4,337)          (3,312)
 Construction in progress                                         4,794            4,729
                                                                -------         --------
  Property, plant and equipment, net                             25,226           23,260

 OTHER ASSETS:
 Deferred financing costs, net                                      435              477
 Project development costs                                           64               68
 Investment in and advances to affiliates                         1,737            3,100
 Debt service reserves and other deposits                           396              474
 Goodwill, net                                                    3,105            3,208
 Long-term assets of discontinued operations                        247              427
 Other assets                                                     3,082            1,069
                                                                -------         --------
  Total other assets                                              9,066            8,823
                                                                -------         --------

    TOTAL ASSETS                                               $ 40,201         $ 36,735
                                                                -------         --------
                                                                -------         --------

LIABILITIES & STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accounts payable                                              $  1,388         $    816
 Accrued interest                                                   379              283
 Accrued and other liabilities                                    1,488            1,181
 Current liabilities of discontinued operations                     240               89
 Recourse debt-current portion                                      425              488
 Non-recourse debt-current portion                                3,526            2,184
                                                                -------         --------
  Total current liabilities                                       7,446            5,041

 LONG-TERM LIABILITIES
 Recourse debt                                                    5,351            4,912
 Non-recourse debt                                               15,268           14,545
 Deferred income taxes                                            2,051            1,905
 Long-term liabilities of discontinued operations                     8              286
 Other long-term liabilities                                      3,570            1,999
                                                                 -------         --------
   Total long-term liabilities                                   26,248           23,647

 MINORITY INTEREST                                                1,270            1,530
 COMPANY OBLIGATED CONVERTIBLE MANDATORILY REDEEMABLE
  PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING
  SOLELY JUNIOR SUBORDINATED DEBENTURES OF AES                      978              978

 STOCKHOLDERS' EQUITY:
 Common stock                                                         5                5
 Additional paid-in capital                                       5,232            5,225
 Retained earnings                                                2,496            2,809
 Accumulated other comprehensive loss                            (3,474)          (2,500)
                                                                -------         --------
  Total stockholders' equity                                      4,259            5,539
                                                                -------         --------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 40,201         $ 36,735
                                                                -------         --------
                                                                -------         --------


                               THE AES CORPORATION
                 CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA
                                 ($ in billions)


                              MARCH 31,     DECEMBER 31,
CAPITALIZATION:                 2002           2001
                              ----------    -----------
Recourse debt                   $ 5.78         $ 5.40
Non-recourse debt                18.79          16.73
                                ------         ------
Total debt                       24.57          22.13

Preferred Securities              0.98           0.98

Minority Interest                 1.27           1.53

Stockholders' equity              4.26           5.54
                                ------         ------
Total capitalization            $31.08         $30.18
                                ======         ======



SELECTED BALANCE SHEET DATA BY GEOGRAPHIC REGION:

                            PROPERTY, PLANT     TOTAL       NON-RECOURSE
MARCH 31, 2002                & EQUIPMENT       ASSETS          DEBT
                              --------------------------------------------------
North America                      30%            25%            28%
Caribbean                          19%            17%            17%
South America                      25%            34%            35%
Europe/Africa                      19%            16%            15%
Asia                                7%             7%             5%
Discontinued operations            --             --             --
Corporate                          --              1%            --

DECEMBER 31, 2001
North America                      32%            27%            31%
Caribbean                          20%            19%            19%
South America                      20%            28%            27%
Europe/Africa                      22%            18%            18%
Asia                                6%             6%             5%
Discontinued operations            --              1%            --
Corporate                          --              1%            --


SELECTED BALANCE SHEET DATA BY LINE OF BUSINESS:

                                  PROPERTY, PLANT      TOTAL      NON-RECOURSE
MARCH 31, 2002                      & EQUIPMENT        ASSETS        DEBT
                                  ---------------      ------    -------------

Contract Generation                       33%            31%            34%
Competitive Supply                        30%            24%            22%
Large Utilities                           30%            36%            37%
Growth Distribution Businesses             7%             8%             7%
Discontinued operations                   --             --             --
Corporate                                 --              1%

DECEMBER 31, 2001
Contract Generation                       36%            33%            38%
Competitive Supply                        34%            28%            24%
Large Utilities                           21%            25%            30%
Growth Distribution Businesses             9%            12%             8%
Discontinued operations                   --              1%            --
Corporate                                 --              1%            --

                               THE AES CORPORATION
          Parent Operating Cash Flow and Interest Coverage Information
--------------------------------------------------------------------------------

         Parent Operating Cash Flow, formerly described as "Parent EBITDA", for the twelve months ended March 31, 2002 was $1.31 billion; a 36% increase compared with the $965 million reported for the twelve months ended March 31, 2001. Parent Operating Cash Flow reflects cash payments to the holding company (the "Parent Company") from its subsidiary operating businesses (consisting of dividends, consulting and management fees, tax sharing payments and interest income), less Parent operating expenses.

         Parent Operating Cash Flow is measured after payment of principal and interest on non-recourse debt as well as maintenance capital expenditures at those businesses. As a result, it represents the cash flow that is available to service the Parent Company's liquidity needs, including debt service.

         For more detailed information regarding Parent Operating Cash Flow and consolidated cash flows see the tables and notes below.

                                                                        YEAR ENDED DECEMBER 31,        12 MONTHS     12 MONTHS
                                                                                                          ENDED       ENDED
                                                                                                         MAR 31,      MAR 31,
PARENT ONLY DATA                                      1998        1999        2000          2001          2002         2001
                                                    --------    --------    --------      --------      --------     --------
                                                                     In millions, except percentages and ratios

Parent Operating Cash Flow (1)                       $  360       $  403       $  871       $1,163       $1,314       $  965
Parent Interest Charges (2)                          $  118       $  164       $  216       $  391       $  428       $  254
Interest Coverage Ratio (3)                           3.05x        2.46x        4.03x        2.97x        3.07x        3.80x

PARENT OPERATING CASH FLOW BY REGION:
-------------------------------------
North America                                           48%          60%          39%          54%          56%          37%
Caribbean                                                6%           7%          29%          17%          11%          20%
South America                                           25%           8%          17%          12%          15%          27%
Europe                                                  20%          19%          11%           9%           8%          13%
Asia                                                     1%           6%           4%           8%          10%           3%

PARENT OPERATING CASH FLOW BY LINE OF BUSINESS
----------------------------------------------
Contract Generation                                     67%          67%          44%          39%          46%          40%
Large Utilities                                         14%           3%          39%          31%          36%          35%
Competitive Supply                                      13%          24%          12%          28%          17%          21%
Growth Distribution Businesses                           6%           6%           5%           2%           1%           4%

------------------------------------------------------------------------------------------------------------------------------

PARENT ONLY DATA                              3 MONTHS ENDED
(QUARTERLY):                  JUN 30,   SEPT. 30, DEC. 31,  MAR. 31,  MAR. 31,
                                2001      2001     2001       2002     2001
                              --------  --------  --------  -------  --------

Parent Operating Cash Flow      $258      $335      $390      $331      $180
Parent Interest Charges         $ 80      $112      $120      $116      $ 79
Interest Coverage Ratio         3.23x     2.99x     3.25x     2.85x     2.28x

--------------------------------------------------------------------------------


                                             12 MONTHS ENDED
(LAST FOUR QUARTERS):          JUN 30, SEPT. 30,  DEC. 31,  MAR. 31,  MAR. 31,
                                2001      2001     2001       2002     2001
                              --------  --------  --------  -------  --------
Parent Operating Cash Flow    $1,004     $1,160    $1,163    $1,314   $  965
Parent Interest Charges       $  267     $  338    $  391    $  428   $  254
Interest Coverage Ratio        3.76x      3.43x     2.97x     3.07x    3.80x

Notes:
(1) Our Parent Operating Cash Flow, formerly titled "Parent EBITDA", definition may differ from that, or similarly titled measures, used by other companies. Parent Operating Cash Flow is not a substitute for cash flows from operating activities as defined by generally accepted accounting principles, or as an indicator of operating performance or as a measure of liquidity. Parent Operating Cash Flow includes the following amounts (determined without duplication) received in cash by the Parent Company from operating subsidiaries and affiliates less Parent operating expenses:
     (A) Dividends.
     (B) Consulting and management fees.
     (C) Tax sharing payments.
     (D) Interest and other distributions paid during the period with respect to cash and other temporary cash investments.

Parent Operating Cash Flow does not include the following cash payments made to the Parent Company by its subsidiaries and affiliates:

     (A) Returns of invested capital.
     (B) Repayments of debt principal.
     (C) Payments released from debt service reserve accounts upon the issuance of letters of credit for the benefit of subsidiaries or affiliates.

(2) Parent Interest Charges include interest payments both expensed and capitalized. It excludes distributions paid for trust preferred securities. This definition may differ from that, or similarly titled measures, used by other companies.

(3) Parent Interest Coverage Ratio is defined as the ratio of Parent Operating Cash Flow for such period to Parent Interest Charges for such period.



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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE AES CORPORATION

DATE:  April 26, 2002                       by:  /s/  William R. Luraschi
                                            Vice President and Secretary